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                                                               EXHIBIT (a)(9)


                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------
                              GIVE THE
   FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                              NUMBER OF--
-----------------------------------------------------
 1.  An individual's account  The individual
 2.  Two or more individuals  The actual owner of the
     (joint account)          account or, if combined
                              funds, the first
                              individual on the
                              account(1)
 3.  Husband and wife (joint  The actual owner of the
     account)                 account or, if joint
                              funds, either person(1)
                              or minor(2)
 4.  Custodian account of a
     minor (Uniform Gift to
     Minors Act)
 5.  Adult and minor (joint   The adult or, if the
     account)                 minor is the only
                              contributor, the
                              minor(1)
 6.  Account in the name of   The ward, minor, or
     guardian or committee    incompetent person(3)
     for a designated ward,
     minor, or incompetent
     person
 7.  a. The usual revocable   The grantor-trustee(1)
        savings trust
        account (grantor is
        also trustee)
     b. So-called trust       The actual owner(1)
     account that is not a
        legal or valid trust
        under State law
 8.  Sole proprietorship      The owner(4)
     account
-----------------------------------------------------
-----------------------------------------------------
                              GIVE THE EMPLOYER
   FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                              NUMBER OF--
-----------------------------------------------------
 9.  The valid trust,         The legal entity (Do
     estate, or pension       not furnish the
     trust                    identifying number of
                              the personal
                              representatives or
                              trustee unless the
                              legal entity itself is
                              not designated in the
                              account title.)(5)
10.  Corporate account        The corporation
11.  Religious, charitable,   The organization
     or educational
     organization
12.  Partnership account      The partnership
     held in the name of the
     business
13.  Association, club, or    The organization
     other tax-exempt
     organization
14.  The broker or            The broker or nominee
     registered nominee
15.  Account with the         The public entity
     Department of
     Agriculture in the name
     of a public entity
     (such as a State or
     local government,
     school district, or
     prison) that receives
     agricultural program
     payments

-----------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on the account has a social security number, that person's number must be listed.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- SECTION 6109 REQUIRES MOST RECIPIENTS OF DIVIDEND, INTEREST, OR OTHER PAYMENTS TO GIVE TAXPAYER IDENTIFICATION NUMBERS TO PAYERS WHO MUST REPORT THE PAYMENTS TO THE IRS. THE IRS USES THE NUMBERS FOR IDENTIFICATION PURPOSES. PAYORS MUST BE GIVEN THE NUMBERS WHETHER OR NOT RECIPIENTS ARE REQUIRED TO FILE TAX RETURNS. PAYORS MUST GENERALLY WITHHOLD 31% OF TAXABLE INTEREST, DIVIDEND, AND CERTAIN OTHER PAYMENTS TO A PAYEE WHO DOES NOT FURNISH A TAXPAYER IDENTIFICATION NUMBER TO A PAYOR. CERTAIN PENALTIES MAY ALSO APPLY.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- IF YOU FAIL TO FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER TO A PAYOR, YOU ARE SUBJECT TO A PENALTY OF $50 FOR EACH SUCH FAILURE UNLESS YOUR FAILURE IS DUE TO REASONABLE CAUSE AND NOT TO WILLFUL NEGLECT.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- IF YOU MAKE A FALSE STATEMENT WITH NO REASONABLE BASIS WHICH RESULTS IN NO IMPOSITION OF BACKUP WITHHOLDING, YOU ARE SUBJECT TO A PENALTY OF $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- FALSIFYING CERTIFICATIONS OR AFFIRMATIONS MAY SUBJECT YOU TO CRIMINAL PENALTIES INCLUDING FINES AND/OR IMPRISONMENT.

(4) MISUSE OF TINS. -- IF THE REQUESTER DISCLOSES OR USES TINS IN VIOLATION OF FEDERAL LAW, THE REQUESTER MAY BE SUBJECT TO CIVIL AND CRIMINAL PENALTIES.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

-- A corporation.

-- A financial institution.

-- An organization exempt from tax under section 501(a), or an individual retirement plan.

-- The United States or any agency or instrumentality thereof.

-- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

-- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

-- An international organization or any agency, or instrumentality thereof.

-- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

-- A futures commission merchant registered with the Commodity Futures Trading
   Commission.

-- A real estate investment trust.

-- A common trust fund operated by a bank under section 584(a).

-- A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

-- A trust exempt from tax under section 664 or described in section 4947.

-- An entity registered at all times under the Investment Company Act of 1940.

-- A foreign central bank of issue.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-- Payments to nonresident aliens subject to withholding under section 1441.

-- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

-- Payments of patronage dividends where the amount received is not paid in money.

-- Payments made by certain foreign organizations.

-- Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

-- Payments of interest on obligations issued by individuals. However, if you pay $600 or more in interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

-- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

-- Payments described in section 6049(b)(5) to non-resident aliens.

-- Payments on tax-free covenant bonds under section 1451.

-- Payments made by certain foreign organizations.

-- Mortgage interest paid to you.

Other types of payments that generally are exempt from backup withholding include:

-- Wages.

-- Distributions from a pension, annuity, profit-sharing or stock bonus plan, or an IRA.

-- Certain surrenders of life insurance contracts.

-- Gambling winnings, if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

-- Real estate transactions reportable under section 6045.